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                    [LETTERHEAD OF IGI, INC. APPEARS HERE]

Release Date:    December 4, 1995     Contact:        Frank Gerardi
                                                      (407) 626-8080


             SEC DECLARES NOVAVAX REGISTRATION STATEMENT EFFECTIVE
             -----------------------------------------------------


     December 4, 1995, Buena, NJ -- IGI, Inc. (AMEX:IG) and Novavax, Inc. today announced that the Securities and Exchange Commission has declared Novavax's Registration Statement on Form 10 (in connection with the previously announced spinoff of Novavax) effective as of December 1, 1995.

     The distribution of Novavax Common Stock will be made on December 12, 1995 to IGI shareholders of record on November 28, 1995. Each IGI shareholder of record as of November 28 will receive one share of Novavax Common Stock for each share of IGI Common Stock held on the record date.

     The American Stock Exchange has advised the companies that "when issued" trading for Novavax Common Stock will commence on Tuesday, December 5 under the symbol "NOX.WI".